Exhibit 99.1

Miller Energy Resources Appoints Don Turkleson to Board of Directors

HUNTSVILLE, TN – January 19, 2011. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”), (NASDAQ: MILL) announced today that Don A. Turkleson has been appointed to its Board of Directors.  Mr. Turkleson fills a vacancy on the Board created by the resignation of one of our directors last June.

Mr. Turkleson has over 35 years of accounting and financial experience with emphasis in the oil and gas business.  He is currently the Chief Financial Officer at Laurus Energy, Inc., a privately held company located in Houston, a position he has held since January 2010.  Prior to joining Laurus Energy, he was Senior Vice President and CFO for Cheniere Energy, Inc. where he worked from 1997 to June 2009.  During his 11 years at Cheniere, he oversaw the company's establishing an internal control environment compliant with Sarbanes-Oxley requirements and a financial reporting system for three publicly traded companies. As CFO, Mr. Turkleson helped lead Cheniere's completion of more than $6 billion in financings and re-financings, including project financing for a $1.5 billion Liquefied Natural Gas (LNG) receiving terminal, $2.2 billion in publicly traded senior notes, term loans, convertible debt, and equity offerings including the IPO of a master limited partnership.

Mr. Turkleson also served as Vice President – Finance for PetroCorp Incorporated, an oil and gas exploration and production company where he worked from 1983 to 1996.  At PetroCorp he assisted in the negotiation for management of 700 oil and gas properties, the merger of $50 million in properties for equity, the formation of joint ventures to acquire $175 million in oil and gas properties, and the completion of the company's initial public offering.  He began his career at Arthur Andersen & Co. in 1975 where he worked as a certified public accountant for eight years, principally with oil and gas industry clients. While at Arthur Andersen, he assisted in various client equity offerings, including the coordination of financial reporting for a $600 million exchange offering initial public offering which combined over 200 limited partnerships.

Mr. Turkleson received a Bachelor of Science in Accounting from Louisiana State University, and is a Certified Public Accountant.  He also serves on the board of directors of the general partner of Cheniere Energy Partners, L.P., a publicly traded master limited partnership and on the board of managers of privately-held Stone Horn Ridge LLC.

“I am pleased at the addition of Don Turkleson to the team at Miller and look forward to drawing from his significant oil and gas experience,” said Scott M. Boruff, Miller CEO. “As we enter a high growth phase at Miller, Don adds key capabilities to assist us in our expansion. Don's accounting background coupled with his depth of experience in capital raising will be a welcome addition to our board."

About Miller

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Alaska and Knoxville, Tennessee.  The company’s common stock is listed on the NASDAQ Stock Market under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources’ reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended April 30, 2010.  Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com